Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-34023) of Minera Andes Inc. of our report dated February 25, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-KSB.



/S/ PRICEWATERHOUSECOOPERS LLP

Vancouver, B.C.
Canada
March 28, 2000